EXHIBIT 10.43
c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Avenue, Suite 200
Bethesda, Maryland  20814
www.midcapfinancial.com

August 9, 2016

Strata Skin Sciences, Inc.
100 Lakeside Drive, Suite 100
Horsham, Pennsylvania 19044
Attn:  Michael Stewart, CEO

Re: Credit and Security Agreement with Agent and Lenders

Ladies and Gentlemen:
This is one of the "Fee Letters" referred to in that certain Credit and Security Agreement dated as of December 30, 2015, as amended by that certain First Amendment to Credit And Security Agreement, dated as of even date herewith (as so amended and as may be further amended, restated, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), by and among Strata Skin Sciences, Inc. (formerly MELA Sciences, Inc.) and the other entities shown as signatories thereto as a Borrower (collectively in the singular, "Borrower"), the financial institutions or other entities from time to time parties thereto as lenders (the "Lenders"), and MidCap Financial Trust, a Delaware statutory trust ("MidCap"), individually as a Lender and as Agent (in such capacity, "Agent"). Capitalized terms used herein without definition shall have the meanings contained in the Credit Agreement.  This fee letter agreement amends and restates in its entirety that certain fee letter agreement, dated as of December 30, 2015, by and between Borrower and Agent.  All references in the Credit Agreement and other Financing Documents to the Fee Letters shall include this fee letter agreement as amended and restated hereby.
In addition to any fees, expenses or other amounts payable by the Borrower to Agent and the Lenders under the terms of the Credit Agreement, to induce Agent and the Lenders to enter into the Credit Agreement and to extend to the Borrower the Credit Facilities, and as consideration for Agent and Lenders making the Credit Facilities available to Borrower, the Borrower agrees to pay to MidCap, or any affiliate thereof as directed by MidCap, the following fees at the following times:
1.	on the Closing Date, an origination fee equal to the sum of $60,000. Such fee shall be non-refundable.
2.
on the Maturity Date, or on any earlier date on which the Obligations become due and payable in full, an amount equal to (a) four and 25/100 Percent (4.25%) of the "Exit Fee Base Amount" (as defined below) less (b) any "Partial Exit Fee" (as defined below) previously paid.  The "Exit Fee Base Amount" means the total aggregate maximum principal amount of all Applicable Commitments for all Credit Facilities specified on the Credit Facility Schedule (without giving effect to any reduction in or elimination of such Applicable Commitments upon the occurrence of a Default or Event of Default), including the principal amounts of all undisbursed tranches.

3.
on the date of any full or partial prepayment of the Credit Facilities (or, in the case of a mandatory full or partial prepayment under the Credit Agreement, on the date such mandatory prepayment becomes due and payable), an amount equal to four and 25/100 Percent (4.25%) of the principal amount of the Credit Facilities paid or prepaid (or in the case of a mandatory prepayment, required to be paid) on such date (such fee is herein referred to as the "Partial Exit Fee").

All of the fees payable hereunder or pursuant hereto shall be payable to MidCap for its own account; provided, however, that MidCap may allocate among its affiliates any of such fees in its sole discretion.
Each Borrower agrees not to disclose any or all of the terms of this Fee Letter to any person other than such Borrower's affiliates, employees, attorneys or accountants, in each case, to whom it is necessary to disclose the information (and whom, in each case, shall be made aware of this agreement not to disclose) or as may be required by law or any court or regulatory agency having jurisdiction over such Borrower.
This Fee Letter may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one document.  Delivery of an executed counterpart of this Fee Letter by facsimile or other electronic transmission shall constitute valid delivery of an executed counterpart hereof.
Agent requests the Borrower to indicate its agreement and acceptance to the foregoing by signing below and returning this Fee Letter to Agent.  The parties hereto intend that this is an instrument executed and delivered under seal.
[Signature pages follow]

Very truly yours,
MIDCAP FINANCIAL TRUST
As Agent for Lenders

By:  Apollo Capital Management, L.P.,
     its investment manager

By:  Apollo Capital Management GP, LLC,
     its general partner

By:  /s/ Maurice Amsellem                (SEAL)
Name: Maurice Amsellem
Its:     Authorized Signatory

AGREED AND ACCEPTED AS OF August 9, 2016:

BORROWER:

STRATA SKIN SCIENCES, INC.

By:  /s/ Christina L. Allgeier              (SEAL)
Name: Christina L. Allgeier
Title: CFO